UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2014 (September 25, 2014)

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed, on September 26, 2014, 21st Century Oncology Holdings, Inc. (the “Company”), in connection with the issuance by the Company of its Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), entered into the Second Amended and Restated Securityholders Agreement, which, among other things, provides that the Company’s Board of Directors (the “Board”) is to be comprised of, in part, two directors nominated by the holders of a majority of the outstanding Series A Preferred Stock (the “Majority Preferred Holders”).

In connection therewith, Brian Cassady and James H. Rubenstein resigned from the Board, effective September 26, 2014 and September 25, 2014, respectively, and Christian Hensley and Scott Lawrence, the Majority Preferred Holders’ nominees, were elected to the Board, effective September 26, 2014. Mr. Hensley has also been named to the Board’s Executive Committee, Audit/Compliance Committee and Capital Allocation Committee, and Mr. Lawrence has been named to the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: October 14, 2014	By:	/s/ Joseph Biscardi
		Name:	Joseph Biscardi
		Title:	Senior Vice President, Assistant Treasurer, Controller and Chief Accounting Officer